UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or l5 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2013

Washington Banking Company

(Exact name of registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation)

000-24503 (Commission File Number)	91-1725825 (I.R.S. Employer Identification Number)

450 SW Bayshore Drive

Oak Harbor, WA 98277

(Address of principal executive offices) (Zip Code)

(360) 679-3121

(Registrant’s telephone number, including area code)

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 24, 2013, Washington Banking Company announced that the Board of Directors approved a stock repurchase program under which the Company may repurchase up to 775,000 of its outstanding shares of common stock. For additional information, reference is made to the Company’s press release, dated May 24, 2013, which is included as Exhibit 99.1 hereto and incorporated herein by reference. The Company’s forward-looking statements regarding the share repurchase program, which are provided under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, are subject to risks and uncertainties and actual results may differ materially from those anticipated and predicted. Specific risk factors are stated in the Company’s reports filed with the SEC and include the fact that there can be no assurance that the Company will repurchase any shares and there is no assurance as to the timing, amount or cost of any repurchases.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
99.1 Stock Repurchase Authorization Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON BANKING COMPANY
Dated: May 24, 2013	By: /s/ Richard Shields Richard A. Shields EVP and Chief Financial Officer